Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dual dated August 15, 2025 and September 10, 2025 in this Registration Statement on Form F-10 relating to the amended and restated consolidated financial statements of Anfield Energy Inc. for the years ended December 31, 2024 and 2023, which is incorporated by reference into this Registration Statement on Form F-10 and to the reference to our firm under the caption “Interests of Experts” in such Registration Statement.

/s/ DMCL LLP

DALE MATHESON CARR-HILTON LABONTE LLP

Chartered Professional Accountants

Vancouver, Canada

October 24, 2025